EXECUTION VERSION May 1, 2019 VIA HAND DELIVERY David Jaffe Dear David: This Transition and Separation Agreement and General Release (“Agreement”) will confirm the terms of your retirement from Ascena Retail Group, Inc. (the “Company”) at the request of the Company’s Board of Directors (the “Board”) on mutually agreeable terms as set forth below. For the purposes of this Agreement, the Company also includes any parent, affiliates, predecessors, successors, subsidiaries, and other related entities and each of their past and/or present officers, directors, employees, and agents. You and the Company (collectively, the “Parties”) agree that this Agreement represents the full and complete agreement concerning your separation from employment with the Company. 1. Transition Date: Effective May 1, 2019 (the “Transition Date”), you will retire as the Company’s Chairman and Chief Executive Officer, although you will continue to serve as a member of the Board following the Transition Date. Effective on the Transition Date, you hereby resign from any and all positions you hold at the Company, including all positions you hold as an officer, director or fiduciary, other than your position as a member of the Board, and you agree to execute the resignation letters attached hereto as Exhibit A as well as such other resignation letters reasonably requested by the Company. Provided you execute this Agreement, from the Transition Date through June 28, 2019 (such period, the “Advisory Period”), you will continue to serve as an employee of the Company, and will be a senior advisor to the Company’s Chief Executive Officer. During the Advisory Period, you will be expected to perform, and you will perform, services equal to 25% of the average level of bona fide services that you provided to the Company prior to the Transition Date (the intent of the foregoing is that you will not incur a “separation from service,” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), during the Advisory Period). During the Advisory Period, you will provide such services as you and the Chief Executive Officer and/or the Interim Executive Chair deem mutually and reasonably appropriate. In consideration for providing services during the Advisory Period, you will be receive a salary at the annualized rate of $250,000, payable in accordance with the Company’s normal payroll practices and subject applicable withholdings. Your last day of employment with the Company will be Friday, June 28, 2019 (the “Separation Date”), at which time you will incur a “separation from service” within the meaning of Section 409A. On the Separation Date, regardless of whether you sign this Agreement, you will receive your base salary through the Separation Date, less applicable withholding. In addition, regardless of whether you sign this Agreement, you will be entitled to receipt of your vested 107624016v8 account balance under the Company’s Executive Retirement Plan (the “ERP”), payable to you in accordance with your deferral elections under the ERP (for the avoidance of doubt, the Parties stipulate that your deferral election is to receive a cash lump sum) and subject to a six-month delay pursuant to Section 409A of the Code, such that, for purposes of clarity, you will receive your entire account balance under the ERP on Thursday, January 2, 2020. 2. Consideration: Provided that you sign and return this Agreement without revoking it as set forth in Paragraph 26 of this Agreement and provided further that you sign and return the supplemental release attached hereto as Annex 1 without revoking it as set forth in Paragraph __ of the supplemental release, the Company will, following your Separation Date: (a) Pay you the equivalent of 24 months of pay (the “Severance Period”) at your annual rate of salary of $1,000,000 (for clarity, for an aggregate amount of $2,000,000), less applicable withholding. This amount will be paid in substantially equal installments during the Severance Period on the same bi-weekly pay schedule as the Company’s payroll, beginning with the first normal pay period after your Separation Date. Although the Company does not guarantee any particular tax treatment relating to the payments and benefits to be provided to you under this Agreement, it is the intent of the Parties that all payments and benefits under this Agreement comply with or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. The Parties agree to reasonably cooperate to take all further actions necessary to satisfy the requirements of Section 409A of the Code. (b) Subject to your and/or your covered dependents’, as applicable, timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and your or your covered dependents’, as applicable, continued payment of premiums at the same level and cost as if you were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), for a period though the earlier of (x) the applicable period that you and/or your covered dependents, as applicable, are eligible for continuation coverage under COBRA and (y) you becoming eligible for coverage under the health and medical insurance plans of a subsequent employer, (1) provide you and your eligible dependents continued participation in the Company’s (or its successors) health and medical insurance plans (to the extent permitted under applicable law and the terms of such plan), in a manner intended to avoid any excise tax under Section 4980D of the Code and (2) pay you $2,000 per month for each month you and your covered dependents receive COBRA (but in no event shall the payments exceed $36,000), less applicable withholding; and (c) Pay you a lump sum, less applicable withholding, which is equivalent to the amount that you would have been eligible to receive under the Spring season short-term incentive bonus plan, as in effect and as that program may be modified, from time to time, based on actual achievement of the performance goals established for the Spring season, had you been employed by the Company at the time that payments to active employees are made in or about September/October 2019, prorated as applicable based upon your service - 2 - 107624016v8 from the start of the Spring season through the Separation Date and based on a blended rate of your base salary in effect prior to the Transition Date and your base salary in effect from the Transition Date through the Separation Date. The Parties agree that this payment will be made no earlier than the time that payments to active employees are made under the applicable seasonal short-term incentive bonus plan; provided, however, that, notwithstanding the foregoing, this payment will, in all events, be paid no later than the end of the “applicable 2 ½ month period” under Treasury Regulation Section 1.409A- 1(b)(4), issued pursuant to Section 409A. 3. Withholding on Payments: Taxes, applicable withholding and authorized or required deductions will be deducted from all payments to you. 4. Employee Benefits: Except as expressly provided herein and/or as otherwise required by law, your employee benefits, including but not limited to medical/hospitalization and dental insurance benefits, life insurance, short-term disability and long-term disability insurance coverage, and 401(k) plan participation, will terminate on your Separation Date. 5. COBRA: Following your Separation Date, you may elect to continue any employer- sponsored group health plan coverage you may have at your own expense, except as otherwise provided in Paragraph 2(b) of this Agreement, pursuant to a federal law known as COBRA. You will receive, under separate cover, information regarding continuing your coverage pursuant to COBRA. Additionally, you may have other options available to you when you lose group health plan coverage. For example, you may be eligible to buy an individual plan through the Health Insurance Marketplace, where you may qualify for lower costs on your monthly premiums and lower out-of-pocket costs, provided that you enroll in Marketplace coverage within limited time periods following your Separation Date. Additionally, you may qualify for a 30-day special enrollment period for another group health plan for which you are eligible (such as a spouse’s plan), even if that plan generally doesn’t accept late enrollees. Additionally, if you or any of your dependents are eligible to enroll in Medicare, you are solely responsible for determining how any COBRA coverage you elect is affected by Medicare eligibility, and how, when and under what conditions you may enroll in Medicare without any penalty. You are responsible for your selection of health coverage following your Separation Date and the Company has no obligation or liability with respect to such coverage. 6. Stock Options and Restricted Stock Units: Provided you remain employed by the Company through the end of the Advisory Period, you will satisfy the “Total Years Test” with respect to the stock options and restricted stock units granted to you under the Company’s 2016 Omnibus Incentive Plan, as amended (and any predecessor plan) (the “2016 Plan), that are outstanding and unvested as of the Separation Date. The Company agrees not to terminate your employment without Cause prior to the Separation Date. As a result of satisfying the Total Years Test, (i) all stock options that are outstanding and unvested as of the Separation Date will continue to vest in accordance with the terms of the 2016 Plan and the award agreement(s) thereunder and options that become vested on or after the Separation Date will remain exercisable for four years (but in no event beyond the expiration date of the stock option) and (ii) all restricted stock units that are outstanding and unvested as of the Separation Date will become fully vested and will be settled in accordance with the terms of the 2016 Plan and the applicable award agreement(s) thereunder. - 3 - 107624016v8

7. Accrued Vacation: You will be paid for all accrued but unused vacation if required by the applicable policy under which the vacation was earned. You understand that you are entitled to this payment regardless of whether you sign this Agreement. 8. No Interference with Rights: The Parties agree that nothing in this Agreement shall be construed to prohibit you from challenging illegal conduct and/or engaging in protected activity, including without limitation filing a charge or complaint with, and/or participating in any investigation or proceeding conducted by, the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), the Securities and Exchange Commission (the “SEC”), and/or any other federal, state, or local government agency. Further, the Parties agree that nothing in this Agreement shall be construed to interfere with the ability of any federal, state, or local government agency to investigate any such charge or complaint, or your ability to communicate voluntarily with, including providing documents or other information to, any such agency. However, by signing this Agreement, you understand that you are waiving your right to receive individual relief (including without limitation back pay, front pay, reinstatement, or other legal or equitable relief) based on claims asserted in any such charge or complaint, except where such a waiver is prohibited and except for any right you may have to receive a payment from a government agency (and not the Company) for information provided to the government agency. You understand that your release of claims as contained in this Agreement does not extend to any rights you may have under any laws governing the filing of claims for COBRA, unemployment, disability insurance, and/or workers’ compensation benefits. You further understand that nothing herein shall be construed to prohibit you from: (a) challenging the Company’s failure to comply with its promises to make payment and provide other consideration under this Agreement; (b) asserting your right to any vested benefits to which you are entitled pursuant to the terms of the applicable plans and/or applicable law; (c) challenging the knowing and voluntary nature of your release of claims under the Age Discrimination in Employment Act; (d) asserting any claim that cannot lawfully be waived by private agreement; and/or (e) asserting any claim that may arise after the date this Agreement was signed. Nothing in this Agreement shall be construed to prohibit you from reporting an event that you reasonably and in good faith believe is a violation of law to the relevant law- enforcement agency (including but not limited to the EEOC, Department of Justice, the SEC, Congress, the Department of Labor, and any Inspector General), from cooperating in an investigation conducted by such a government agency, or making other disclosures that are protected under the whistleblower provisions of any law or regulation. This may include disclosure of trade secret or confidential information within the limitations permitted by the 2016 Defend Trade Secrets Act (the “DTSA”). You are hereby provided notice that under the DTSA, (1) no individual will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (A) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the - 4 - 107624016v8 trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. 9. Reimbursement of Business Expenses: As soon as practicable after the Transition Date but in no event later than 2 weeks of your Separation Date, you agree to submit appropriate documentation of all authorized business expenses incurred in connection with your performance of duties for the Company, and the Company will reimburse you in accordance with Company policy. You should submit such documentation to the head of Human Resources for the Company. 10. Cooperation: Except as otherwise provided in Paragraph 8 of this Agreement, after your Separation Date, you agree to be reasonably available during normal business hours upon reasonable advanced requests to cooperate (but only truthfully) with the Company and provide information as to matters which you were personally involved, or have information on, during your employment with the Company and which are or become the subject of litigation or other dispute. In the event of such cooperation, you shall be reimbursed for your reasonable expenses in connection therewith. 11. No Other Payments: You understand and agree that absent this Agreement, you would not otherwise be entitled to the consideration specified in this Agreement. Further, by signing this Agreement, you agree that you are not entitled to any payments and/or benefits that are not specifically listed in this Agreement, including but not limited to benefits under the Company’s Executive Severance Plan, the 2012 Cash Incentive Plan and/or any other bonus payment plans, and the Long Term Incentive Program. You will, however, be entitled to such benefits as are provided for under the tax qualified retirement plans and non-qualified plans for the Company in which you have (or will have) a vested right, such as the 2016 Plan, the 401(k) plan and the ERP. You further agree and acknowledge that upon the Company’s providing the payments and other benefits set forth in this Agreement, the Company has paid you in full any and all monies owed to you in connection with your employment with the Company and separation from employment, including but not limited to payment for all services performed on behalf of the Company, except as otherwise specifically stated in this Agreement. 12. General Release of All Claims: Except as otherwise provided in this Agreement and with respect to the payments and benefits set forth in this Agreement, you acquit, release, and forever discharge the Company of and from all actions and causes of action, suits, debts, claims, and demands which may legally be waived by private agreement, in law or in equity, which you ever had, or may now have, with respect to any aspect of your employment by, and/or separation of employment from, the Company, whether known or unknown to you at the time of execution of this Agreement, including, but not limited to, claims for breach of contract (express or implied), personal injury, defamation and wrongful discharge; claims based on any oral or written agreements or promises, contract, constitutional provision, common law, public policy, and tort; claims for retaliation, and/or discrimination or harassment in employment; and claims for compensatory, actual, special, consequential, reliance, punitive, exemplary and/or other damages for personal injuries, pain and suffering, emotional distress, health care expenses, back pay, front pay, separation pay, wages, - 5 - 107624016v8 benefits, attorney’s fees, costs, interest or other monies, from the beginning of time through the date that you sign this Agreement. You agree that, except as otherwise provided in Paragraph 8 of this Agreement and except with respect to the payments and benefits set forth in this Agreement, your covenants and releases, as set forth in this Agreement, include a waiver of any and all rights or remedies which you ever had or may now have against the Company, from the beginning of time through the date that you sign this Agreement, under any present and/or future federal, state, local or foreign statute, law, regulation, constitution, and/or common law, including, but not limited to: the New York State Human Rights Law; the New York City Administrative Code; the New York Labor Law; the New York Minimum Wage Act; the statutory provisions regarding retaliation/discrimination under the New York Worker’s Compensation Law; the New York City Earned Sick Time Act; the New York City Human Rights Law; the New Jersey Law Against Discrimination; the New Jersey Family Leave Act; the New Jersey Conscientious Employee Protection Act; the New Jersey Wage Payment Law; the New Jersey Wage and Hour Law; the New Jersey Equal Pay Law; the New Jersey Smoker’s Rights Act; the New Jersey Lie Detector Test Law; the New Jersey Jury Duty Employee Protection Law; the New Jersey Worker Freedom From Intimidation Act; the New Jersey Political Activities of Employees Law; the New Jersey Fair Credit Reporting Act; the retaliation provisions of the New Jersey Workers’ Compensation Law; the New Jersey Security and Financial Empowerment Act; the Millville Dallas Airmotive Plant Job Loss Notification Act; the New Jersey Military Leave Law; the New Jersey Employment Protection for Volunteer Emergency Responder Law; the New Jersey Social Media Privacy law; the New Jersey Opportunity to Compete Act; all Municipal Sick Leave Laws; any claims for violation of the New Jersey State Constitution; the Stop Sexual Harassment in the Workplace Act; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Civil Rights Act of 1991; the Americans with Disabilities Act; the Equal Pay Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Genetic Information Non-Discrimination Act; the Occupational Safety and Health Act; the National Labor Relations Act; the federal Worker Adjustment and Retraining Notification Act; the Consolidated Omnibus Budget Reconciliation Act; the Sarbanes-Oxley Ac of 2002, 18 U.S.C. §1514; Sections 748 (h)(i), 922 (h)(i) and 1057 of the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd Frank Act”), 7 U.S.C. §26(h), 15 U.S.C. §78u-6(h)(i) and 12 U.S.C. §5567(a), but excluding from this Agreement any right you may have to receive a monetary award from the SEC as an SEC Whistleblower, pursuant to the bounty provision under Section 922(a)-(g) of the Dodd Frank Act, 7 U.S.C. Sec. 26(a)-(g); and any similar federal, state or local statute or law applicable to your employment, all as amended. This Agreement is also intended to and shall release the Company from any and all wage and hour related claims arising out of or in any way connected with your employment with the Company, to the maximum extent permitted by federal and state law. You further acknowledge that as of the date you have signed this Agreement, you have reported any and all work-related illnesses or injuries to the Company. 13. No Claims Filed: Except as otherwise provided in Paragraph 8 of this Agreement, you represent that no claims, complaints or other proceedings are pending in any court or other forum relating directly or indirectly to your employment with the Company and/or separation from employment. - 6 - 107624016v8

14. Confidential Information: (a) You agree that you shall not at any time, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of your duties and for the benefit of the Company, any business and technical information or trade secrets, nonpublic, proprietary or confidential information, knowledge or data relating to the Company whether the foregoing shall have been obtained by you during your employment by the Company (or any predecessors) or otherwise. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to you; (ii) becomes generally known to the public subsequent to disclosure to you through no wrongful act by you or any of your representatives; or (iii) you are required to disclose by applicable law, regulation or legal process (provided that you provide the Company with prior notice of the contemplated disclosure and cooperate with the Company at its expense in seeking a protective order or other appropriate protection of such information). (b) You acknowledge that all documents, in hard copy or electronic form, received, created or used by you in connection with employment with the Company are and will remain the property of the Company. Except as otherwise provided in Paragraph 8, you agree to return and/or cooperate in deleting all such documents (including all copies) promptly upon the termination of employment and agree that you will not, under any circumstances, without the prior written consent of the Company, disclose those documents to anyone outside the Company or use those documents for any purpose other than the advancement of the Company’s interests. (c) By signing below, you represent that you have returned to the Company or will return to the Company following the Separation Date any and all confidential information of the Company and all other Company property, including but not limited to: laptops, printers, computers, keys, equipment, identification cards, access card, credit cards, and company car, if applicable; provided, however, that the Company specifically permits you to retain your cell phone and iPad. 15. Indemnification: Indemnification Agreement between you and the Company, dated as of January 1, 2011 (the “Indemnification Agreement”), will survive the termination of your employment on the Separation Date and will remain in effect while you serve as a member of the Board and thereafter in accordance with the terms of the Indemnification Agreement. 16. Nonadmission of Wrongdoing: By entering into this Agreement, neither you nor the Company admits any wrongdoing or violation of law. 17. Restrictive Covenants: You hereby acknowledge and re-affirm the obligations set forth in Section 8 of your employment offer letter with the Company, dated as of July 29, 2017 (the “2017 Letter”) and agree to comply with such provisions, which Section 8 is incorporated by reference herein as if fully set forth herein. Capitalized terms used in this Agreement that are not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the 2017 Letter. - 7 - 107624016v8

18. Intellectual Property: You hereby acknowledge and agree to fully and promptly disclose to the Company, without additional compensation, all ideas, original or creative works, inventions, discoveries, computer software or programs, trading strategies, statistical and economic models, improvements, designs, formulae, processes, production methods and technological innovations, whether or not patentable or copyrightable, which, during your employment with the Company, were made, conceived or created by you, alone or with others, during or after usual working hours, either on or off the job, and which are related to the business of the Company or which relate in any way to tasks assigned to you by the Company (“Intellectual Property”). You acknowledge that the Company owns all such Intellectual Property rights as works made for hire to the fullest extent of the law. For the avoidance of doubt, you hereby assign to the Company all such Intellectual Property rights in any and all media now known or hereafter developed, along with all existing causes of action, known or unknown. You agree, at any time during or after employment, to sign all papers and do such other acts and things, at the Company’s expense, as the Company deems necessary or desirable and may reasonably require of you to protect the Company’s rights to such Intellectual Property, including applying for, obtaining and enforcing patents or copyrights with respect to such Intellectual Property in any and all countries. 19. Reasonableness of Restrictions; Right to Injunction: Except as otherwise provided in Paragraph 8 of this Agreement, you expressly acknowledge and agree that the restrictions set forth in this Agreement or incorporated by reference herein are reasonable in all respects and no greater than necessary to protect the Company’s legitimate business interests. You also agree that the Company shall be entitled, as a matter of right, to specific performance of the covenants in this Agreement, including preliminary and permanent injunctive relief, or other appropriate judicial remedy, in any court of competent jurisdiction. Such remedies shall be in addition to all other remedies available to the Company. The Parties further agree that if you have breached any of the terms of Paragraphs 14, 17 and/or 18 of this Agreement, the Company may, at its option, not pay, discontinue paying, and/or recover, as the case may be, any payments set forth in Paragraph 2 of this Agreement, with the exception of Paragraph 2(c), as well as damages, attorneys’ fees, and other costs incurred by the Company in obtaining such relief. 20. Entire Agreement; Modification and Waiver: This Agreement (together with Annex 1 and the provisions of the 2017 Letter incorporated by reference herein) constitutes the entire agreement between the Company and you with respect to the subject matter covered, and supersedes any previous agreement or understandings between you in this regard. This Agreement does not supersede any other agreement(s) unrelated to the subject matter of this Agreement. Both Parties agree that neither has the authority to modify or amend this Agreement unless the modification or amendment is in writing and signed by you and an authorized officer of the Company. The Company’s failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. 21. Judicial Modification: If any court of competent jurisdiction determines that any of the covenants, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not be affected and shall be given full effect, without regard to the invalid portion. If any court of competent jurisdiction determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of - 8 - 107624016v8 such provision, such court shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable. 22. Assignment and Third Party Beneficiaries: You shall not assign any interest in this Agreement or any part thereof without the express written consent of an authorized officer of the Company. The Company may assign this Agreement to, and shall bind, a successor to its business without the requirement of consent by you. Each Affiliate of the Company shall be a third party beneficiary of your obligations under the provisions of this Agreement and shall have the right to enforce this Agreement as if a party hereto. 23. Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any dispute arising out of, or relating to this Agreement shall be subject to the exclusive jurisdiction of the state or federal courts of New York. 24. Acknowledgement: By signing this Agreement, you acknowledge that: (a) You have 21 days within which to review and consider signing this Agreement and understand that any changes made to this Agreement, whether material or immaterial, do not restart the 21 day period that you have in which to consider this Agreement; (b) If you sign this Agreement prior to the expiration of the 21 day period, you do so voluntarily and thereby waive the remainder of the 21 day period; (c) By this Paragraph of the Agreement, you have been advised to, and have had the opportunity to, consult with an attorney of your choice prior to signing this Agreement; (d) You have read and fully understand the terms of this Agreement and have knowingly, voluntarily and of your own free will agreed to those terms for the purpose of fully and finally compromising and settling any and all claims, disputed or otherwise, of any kind or nature that you ever had or may now have against the Company arising out of your employment by, and/or separation of employment from, the Company, or otherwise, whether known or unknown to you at the time of execution of this Agreement, except as otherwise provided in Paragraph 8 of this Agreement; (e) You have not relied upon any representation, statement or omission made by any of the Company’s agents, attorneys or representatives with regard to the subject matter, basis or effect of this Agreement or otherwise, other than those expressly stated in this Agreement; (f) You are not waiving any claims that may arise after you execute this Agreement; and (g) The consideration provided to you under Paragraph 2 of this Agreement exceed the amount to which you would have otherwise been entitled as a result of your separation from the Company’s employ and are in exchange for you signing this Agreement. 25. Return of Signed Agreement; Counterparts: You should sign and return this signed Agreement to John Pershing, Executive Vice President, Chief Human Resources Officer, 933 MacArthur Avenue, Mahwah, NJ 07430, or in the alternative, your counsel may provide your signature to counsel for the Company via email, no earlier than the Transition Date, and no later than 21 days from the date you received this Agreement. If you sign or return this Agreement earlier than the Transition Date, or if you do not return the signed Agreement by the date that is 21 days after the date you received this Agreement, this Agreement shall be deemed revoked, null, void and of no effect, and you shall have no entitlement to pay, benefits or any - 9 - 107624016v8 consideration as set forth in this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. 26. Revocation Period and Effective Date: You understand and agree that you have 7 calendar days following your execution of this Agreement to revoke it, and that if you elect to revoke it, this Agreement shall be null and void in its entirety. To effectively revoke this Agreement, you must send written notice of your decision to John Pershing, Executive Vice President, Chief Human Resources Officer, 933 MacArthur Avenue, Mahwah, NJ 07430, so that your revocation is received no later than the 8th day after you originally signed this Agreement. You understand that the money and benefits described in Paragraph 2 of this Agreement will not be paid until the expiration of this 7 day period following your execution of the supplemental release attached as Annex 1. 27. Section 409A: (a) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered “nonqualified deferred compensation” under Section 409A of the Code upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If you are deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the providing of any benefit made subject to this Section 28(a), to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment or benefit shall be made or provided as specified below after the date which is the earlier of (i) the expiration of the six-month period measured from the date of the your “separation from service,” and (ii) the date of the your death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this provision (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to you in a lump sum on the first business day following the end of the Delay Period, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. (b) All expenses or other reimbursements paid pursuant to this Agreement that are taxable income to you shall be paid at the time provided by the Company’s applicable policies and customary practices, but in no event shall be paid later than the end of the calendar year next following the calendar year in which you incur such expense. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A of the Code, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, of in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in- kind benefits to be provided, in any other taxable year, provided that the foregoing clause - 10 - 107624016v8

(ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of your taxable year following the taxable year in which the expense occurred. 28. Supplemental Release: You agree that your entitlement to the payments and benefits set forth in Paragraph 2 of this Agreement is expressly conditioned on his execution of a supplemental release in the form annexed hereto as Annex 1 (the “Supplemental Release”) no earlier than the Separation Date and no later than 21 days after the Separation Date. If you do not execute the Supplemental Release, you will not be entitled to any of the payments or benefits set forth in Paragraph 2. Sincerely, /s/ Kate Buggeln Kate Buggeln Lead Independent Director Read, Accepted and Agreed: /s/ David Jaffe 5/1/19 David Jaffe Date - 11 - 107624016v8